                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 8, 2003, accompanying the consolidated financial statements and schedule II of Plastipak Holdings, Inc. contained in the registration statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP


Southfield, Michigan
April 15, 2003